UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19655 Descartes, Foothill Ranch
California, 92610-2609
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported with the Securities and Exchange Commission, on June 15, 2011, DecisionPoint Systems International, Inc. (“Old DecisionPoint”) merged into 2259736 Ontario, Inc. a wholly owned subsidiary of DecisionPoint Systems Inc. (formerly known as Comamtech, Inc. and referred to herein as the “Company”).

Pursuant to the Arrangement Agreement between the Company, Old DecisionPoint and 2259736 Ontario, Inc. (which was executed in connection with the merger, the Company was to prepare a statement (the “Purchase Price Statement”), setting forth its good faith computation of shareholders’ equity as of August 15, 2011.  Because the final shareholders’ equity balance was less than $7,233,000, the shareholders of DecisionPoint were issued 487,310 additional shares of the Company’s Common Stock ("Additional Shares").

As previously reported in an 8-K filed with the Securities and Exchange Commission on  July 7, 2011, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma”).  Pursuant to Section 4(n) of the Exchange Agreement, because the Company was required to issue additional shares pursuant to the Arrangement Agreement, it is required to issue Sigma such number of shares as is necessary for Sigma to maintain the same beneficial interest on a fully diluted basis after the issuance of the additional shares as they had before the additional share issuance and as result the Company is issuing Sigma 105,700 shares of its Common Stock. Sigma has waived the issuance, on a one-time basis, of any additional shares that may be required under 5(h) of the Company’s Series C Certificate of Designation as a result of the issuance of the Additional Shares.

As previously reported in the 8-K filed with the Securities and Exchange Commission on July 7, 2011, the Company and Mr. Donald W. Rowley, our Chief Financial Officer and a member of our board of directors, entered into an agreement dated June 30, 2011.  Pursuant to this Agreement Mr. Rowley, is to be issued shares of Common Stock in an amount equal to an aggregate of approximately 10% of any additional shares of Common Stock issued to Sigma as result of Section 4(n) of the Exchange Agreement.  As a result of the additional shares issued to Sigma pursuant to 4(n) of the Exchange Agreement, the Company is issuing Mr. Rowley 10,400 shares of our Common Stock.

Upon issuance of these common shares, the Company will have approximately 8.2 million shares outstanding.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") purusant to section 4(2) of the Act for the issuance of the securities being issued to Sigma and Donald Rowley.

The Additional Shares will not be registered under the Act and are being issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Act based on the final order of the Ontario Superior Court of Justice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: October 6, 2011	By:	/s/ Donald W. Rowley
Name: Donald W. Rowley
Title: Chief Financial Officer

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